Exhibit 99.1

Statement by Annaly Capital Management’s Board of Directors

NEW YORK--(BUSINESS WIRE)--October 21, 2012--(NYSE:NLY) It is with profound sadness that we today announce the passing of Michael A.J. Farrell, co-founder, Chairman and Co-CEO of Annaly Capital Management. He was a fantastic leader and friend and will be greatly missed. Our hearts go out to his family and all those who were fortunate enough to know him.

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Annaly Capital Management, Inc.
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